                                                                    Exhibit 11.1
                                 CYTOCARE, INC.
                      COMPUTATION OF PER SHARE INFORMATION




                                                THREE MONTHS ENDED MARCH 31,
                                               ------------------------------
                                                  1995                1994
                                               ----------          ----------
Earnings:
  Net income  . . . . . . . . . . . . . .      $1,092,678          $  964,844
                                               ==========          ==========

Computation of primary per share
 information:
  Shares:
    Weighted average number of
       shares outstanding   . . . . . . .       5,156,982           4,888,072
    Add effect of outstanding
       options and warrants (a)   . . . .         280,557             462,510
                                               ----------          ----------
    Number of shares outstanding, as
       adjusted   . . . . . . . . . . . .       5,437,539           5,350,582
                                               ==========          ==========

  Primary earnings per share:
    Net income    . . . . . . . . . . . .      $      .20          $      .18
                                               ==========          ==========

Computation of fully diluted per
 share information:
  Shares:
    Weighted average number of
       shares outstanding   . . . . . . .       5,156,982           4,888,072
    Add effect of outstanding
       options and warrants (a)   . . . .         283,201             472,223
                                               ----------          ----------

    Number of shares outstanding as
       adjusted   . . . . . . . . . . . .       5,440,183           5,360,295
                                               ==========          ==========

  Fully diluted earnings per share:
    Net income    . . . . . . . . . . . .      $      .20          $      .18
                                               ==========          ==========

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(a) As determined by the application of the treasury stock method.





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